SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2013

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 24, 2013, the Board of Directors of Poage Bankshares, Inc. (the “Company”) amended Article II, Section 13 of the Company’s Bylaws, which imposed an age limitation for the election, re-election, appointment or reappointment of directors of the Company and provided that no director may serve beyond the annual meeting of shareholders following the director becoming 70 years of age. Amended Article II, Section 13 retains the age limitation for election, re-election, appointment or reappointment, but provides that the age limitation does not prohibit a director from serving the entirety of any term to which he or she was elected, regardless of whether such director attains the age of 70 during that term.

In addition, the Board of Directors of the Company amended Article VI, Section 5 of the Company’s Bylaws to change the Company’s fiscal year end from September 30 of each year to December 31 of each year.

The Board of Directors of the Company also amended Article I, Section 6(b) to make clarifying and conforming changes.

A copy of the Company’s Amended Bylaws is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01	Other Events

On August 24, 2013, the Board of Directors of the Company fixed the date of the 2014 Annual Meeting of Stockholders for May 20, 2014.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

3.1	Amended Bylaws of Poage Bankshares, Inc.

Forward-Looking Statements

All statements other than statements of historical facts included in this Current Report on Form 8-K are forward-looking statements that are subject to uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These uncertainties are in some instances beyond our control. Words such as “expect,” “will” and other similar expressions identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements contained herein are qualified in their entirety by reference to the risk factors included in Part 1, Item 1A Risk Factors and other statements in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.

DATE: August 29, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer